ASSET PURCHASE AGREEMENT

                             BETWEEN

                     PARITY SYSTEMS, INC.

                              AND

                   nSTOR CORPORATION, INC.




                        TABLE OF CONTENTS


1.   PURCHASE AND CONSIDERATION
        1.1    Purchase of Selected Assets
        1.2    Assignment of Contracts
        1.3    Excluded Assets and Liabilities
        1.4    Assumption of Liabiities
        1.5    Purchase Price
        1.6    Terms of Payment
        1.7    Instruments of Transfer
        1.8    Purchase Price Allocation
        1.9    Transfer Taxes
        1.10   Proration of Certain Items

 2.  CLOSING
        2.1    The Closing
        2.2    Actions at the Closing

 3.  REPRESENTATIONS AND WARRANTIES OF SELLER
        3.1    Organization
        3.2    Authority
        3.3    Effect of Agreement
        3.4    Title to Selected
        3.5    Litigation
        3.6    Intellectual Property
        3.7    Employees
        3.8    Brokers or Finders
        3.9    Financial Informat
        3.10   Operation in the Ordinary Course
        3.11   Performance of Assumed Contracts
        3.12   Compliance with Law
        3.13   Taxes
        3.14   Licenses and Permits
        3.15   Labor Contracts
        3.16   Accounts Receivable
        3.17   Insurance
        3.18   Accuracy of Information Furnished

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER
        4.1    Organization
        4.2    Authority
        4.3    Effect of Agreement
        4.4    Brokers or Finders
        4.5    Litigation

5.   COVENANTS OF SELLER
        5.1    Operation of Business Prior to Actual Closing Date
        5.2    Access and Assistance
        5.3    No Actions to Make Representations and
               Warranties Untrue
        5.4    Legal Requirements
        5.5    Consummation of Transaction
        5.6    Employment by Purchaser of Business Employees
        5.7    Due Diligence/Confidentiality
        5.8    Discharge of Debts
        5.9    Notice of Certain Events
        5.10   Waiver of Bulk Sales Notice Compliance
        5.11   Subsequent Actions
        5.12   Tax Returns; Taxes
        5.13   Payment of Transfer Taxes
        5.14   Covenant Not to Compete

6.   COVENANTS OF PURCHASER
        6.1    No Actions to Make Representations and
               Warranties Untrue
        6.2    Compliance with Legal Requirements

7.   ADDITIONAL AGREEMENTS
        7.1    Public Disclosure
        7.2    Expenses

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
        8.1    Representations, Warranties and Covenants
        8.2    Certificate
        8.3    Governmental Approvals
        8.4    Closing Documents
        8.5    No Litigation


9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER
        9.1   Representations, Warranties and Covenants
        9.2   Certificate
        9.3   Governmental Approvals
        9.4   Closing Documents
        9.5   No Litigation
        9.6   Third Party Consents
        9.7   Assignment of Lease
        9.8   Certificates
        9.10  Sales, Use and Ad Valorem Taxes
        9.11  Norbert Witt
        9.12  Silicon Graphics License

10.  TERMINATION
        10.1   Agreement Termination
        10.2   Effect of Termination
        10.3   Risk of Loss

11.  INDEMNIFICATION
        11.1   Indemnification by Seller
        11.2   Indemnification by Purchaser
        11.3   Procedure for Making Claims
        11.4   Participation in Defense of Third Party Claims
        11.5   Holdback
        11.6   Survival of Indemnification

12.  MISCELLANEOUS PROVISIONS
        12.1   Survival of Representations, Warranties
               and Covenants
        12.2   Assignment, Successors and Assigns
        12.3   Notices
        12.4   Alterations and Waivers
        12.5   Governing Law
        12.6   Severability
        12.7   No Third-Party Beneficiaries
        12.8   Integration and Entire Agreement
        12.9   Counterparts
        12.10  Headings
        12.11  Specific Performance
        12.12  Arbitration
        12.13  Further Assurances
        12.14  Time of the Essence
        12.15  Attorney's Fees






                     INDEX TO SCHEDULES


Schedule            Description

1.1.1               Fixed Assets
1.1.2               Inventory
1.1.3               Repair Inventory
1.1.4               Intellectual Property
1.1.6               Accounts Receivable
1.1.7               Cash
1.2.1               Real Property Leases
1.2.2               Open Purchase Orders and Contracts
1.2.3               Warranty, Return and Service Obligations
1.2.4               Open Customer Orders
1.2.5               Licenses and Distributor Agreements
1.4.3               Accounts Payable
1.4.4               Line of Credit
1.4.5               Shareholder Loan
1.5            Warrant Certificate
1.8            Purchase Price
3.7            Business Employees
3.17           Insurance
11.5           Escrow Agreement






     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of November 30, 1996, between PARITY SYSTEMS, INC., a California corporation ("Seller"), and nSTOR CORPORATION, INC., a Delaware corporation ("Purchaser").

                               RECITALS:


     A. Seller is engaged in the business of the design, manufacture and sale of storage sub-systems, memory devices and peripheral equipment (the "Business").

     B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, on the terms and subject to the conditions of this Agreement, selected assets, liabilities and goodwill of Seller relating to the Business.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND CONSIDERATION

     1.1 Purchase of Selected Assets. Subject to the terms and conditions of this Agreement and except as provided in Section
1.3 hereof, Seller agrees to transfer, convey, assign and deliver to Purchaser as of the Effective Closing Date (as defined in Section 2 below), and Purchaser agrees to buy from Seller, free and clear of all encumbrances, the following selected assets and properties, owned by Seller and pertaining to the Business (the "Selected Assets"):

     1.1.1 all of the fixed assets, equipment, furniture and fixtures of the Business, including without limitation, the telephone system, computers, test equipment, office furniture, copiers and related equipment set forth on Schedule 1.1.1 hereto;

     1.1.2 the inventory of new cabinets, controllers, supplies, work in process, parts inventory and finished goods as set forth on Schedule 1.1.2;

     1.1.3 the inventory of repair and customer evaluation products and parts, including hard disc drives as set forth on
Schedule 1.1.3;

     1.1.4 all licenses, trade secrets, goodwill, technical data and know-how, patents, trade names and trademarks and other intellectual property, and all drawings, specifications, written procedures and manuals as set forth on Schedule 1.1.4;

     1.1.5 subject to the provisions of Section 1.3.1 below, all books and records of the Business, including all sales and credit records, advertising and sales material, marketing literature, customer lists, purchasing records and personnel and payroll records;

     1.1.6     the accounts receivable set forth on Schedule
1.1.6; and

     1.1.7 the cash, bank accounts, deposits with utilities or suppliers and any other deposits set forth on Schedule 1.1.7.



     1.2 Assignment of Contracts. As of the Effective Closing Date and subject to Purchaser's review and approval of the agreements, Seller will assign to Purchaser and Purchaser will assume and perform Seller's obligations under the following agreements ("Assumed Contracts"):

          1.2.1 real property leases for the facilities located at 110 Knowles Drive, Los Gatos, CA 95030; 7755 Center Avenue, Suite 800, Huntington Beach, CA 92647; 20 Trafalgar Square, Suite 48, Nashua, New Hampshire 03063; 300 N. Cleveland-Massillon Road, Akron, Ohio; and 130 Allison Court, Vacaville, California 95688, copies of which leases are set forth on Schedule 1.2.1 hereto;

          1.2.2     all open purchase orders and contracts
     issued in connection with the Business as set forth on
     Schedule 1.2.2 hereto;

          1.2.3 all warranty, return and service obligations of the Business as set forth on Schedule 1.2.3 hereto;

          1.2.4     all open customer orders received in
     connection with the Business prior to the Closing Date as set forth on Schedule 1.2.4 hereto; and

          1.2.5 the licenses, distributor agreements and other such agreements as are set forth on Schedule 1.2.5.

     Purchaser's assumption of each of the Assumed Contracts is conditioned on Seller obtaining any necessary third party consents to the assignment of Seller's obligations under such contracts.



     1.3  Excluded Assets and Liabilities.  Subject to Section
2.1, Seller shall retain and Purchaser shall not acquire or assume the following ("Excluded Assets" and "Excluded
Liabilities"):

          1.3.1 corporate minute books, financial books and records, and tax returns of Seller relating to the Business;

          1.3.2 all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages ("Losses") arising out of, resulting from, or incident to, acts or events occurring before the Effective Closing Date related to the Selected Assets, Assumed Contracts or the Business;

          1.3.3 any salaries, wages, commissions, bonuses, benefits and other amounts payable to Seller's officers, directors and employees through the Effective Closing Date;
     and

          1.3.4     any unaccrued salaries, contractual
     benefits, bonuses, commissions or any other liabilities or amounts due to Nick Scharf, the interim Chief Executive
     Officer of Seller.

          1.3.5 all Losses and liabilities not expressly assumed in Section 1.4 below.





     1.4  Assumption of Liabilities.  Subject to Section 2.1,
Purchaser will assume, as of the Effective Closing Date, the following, and only the following liabilities of Seller
("Assumed Liabilities"):

          1.4.1 all Losses arising out of, resulting from, or incident to, acts or events occurring after the Effective Closing Date related to the Selected Assets;

          1.4.2 all Losses arising out of, resulting from, or incident to, acts or events occurring after the Effective Closing Date related to the Assumed Contracts assigned to Purchaser;

          1.4.3     the trade accounts payable incurred by
     Seller relating to goods ordered in the conduct of the Business as of the Effective Closing Date as set forth on
     Schedule 1.4.3 attached hereto;

          1.4.4 the outstanding balance on that certain line of credit with Imperial Bank described on the attached
     Schedule 1.4.4; provided however, that Purchaser's assumption of such line of credit is conditioned upon Purchaser approving any additional draws on the line after the date of this Agreement. Alternatively, Purchaser shall have the right to pay off said line of credit at Closing and, in that event, Seller shall promptly provide such satisfactions or other evidence of payment as may be reasonably required by Purchaser; and

          1.4.5 the outstanding balance due on that certain promissory note from Seller to Norbert Witt on the terms as set forth on the attached Schedule 1.4.5.



     1.5 Purchase Price. The purchase price for the Selected Assets and Assumed Contracts with the Assumed Liabilities shall be $2,800,000.00 plus a warrant for the purchase of 500,000 shares of the common stock of nStor Technologies, Inc., formerly known as IMGE, Inc. ("Warrant", the cash and the Warrant being collectively referred to herein as the "Purchase Price"). The terms and conditions of the Warrant shall be as set forth in the Warrant Certificate attached as Schedule 1.5 hereto.


     1.6  Terms of Payment.  Purchaser shall pay Seller at
Closing $2,800,000.00, as adjusted by any prorations, escrows or adjustments provided for in this Agreement in immediately available funds and shall deliver the Warrant Certificate.



     1.7 Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Selected Assets and Assumed Contracts shall be made by such bills of sale and other recordable instruments of assignment, transfer and conveyance prepared by Seller and in form and substance reasonably required by counsel for Purchaser.


     1.8 Purchase Price Allocation. Each of the parties agrees to report this transaction for state, federal and other tax purposes in accordance with the allocation of the Purchase Price, and not to file any tax return or report or otherwise take a position with federal, state or other tax authorities which is inconsistent with such allocations. Seller will deliver a schedule with such allocation by February 15, 1997.


     1.9 Transfer Taxes. All sales, use, value-added, gross receipts, excise, registration, stamp duty, transfer or other similar taxes or governmental fees ("Transfer Taxes") imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby shall be split equally between the parties. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.


     1.10 Proration of Certain Items. There shall be apportioned between Seller and Buyer as of 12:01 a.m. the day following the Effective Closing Date all real and personal property taxes, gross receipts taxes, sales and use taxes (except for Transfer Taxes), inventory and ad valorem taxes, rent, utility charges, equipment lease payments and all other charges customarily apportioned in connection with a transfer of real property. The parties shall estimate all such prorations at the Closing based upon the most recent assessments and the appropriate party shall make payment therefor at the Closing, with any adjustments based on actual assessments rendered thereafter to be paid by the appropriate party promptly after receipt of written notice thereof.



2.   CLOSING.

     2.1 The Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Morgan, Franich, Fredkin & Marsh, 99 Almaden Blvd., Suite 1000, San Jose, CA 95113, on December 31, 1996, or at such other time or place as the parties shall mutually agree (the "Actual Closing Date"). The Closing, whenever it occurs, shall be retroactive to December 1, 1996 (the "Effective Closing Date") and Purchaser shall be deemed to have purchased the Selected Assets and assumed the Assumed Liabilities as of the Effective Closing Date and all income and expenses shall be prorated accordingly. All income derived from the Selected Assets and the Assumed Contracts after the Effective Closing Date up to the Actual Closing Date shall belong to Purchaser. All ancillary documents related to the contemplated transaction (including but not limited to the contemplated Bill of Sale and Assignment of Contracts) will also be deemed to commence and/or take effect as of the Effective Closing Date. For purposes of risk of loss, Seller shall remain obligated and liable for any loss or liability arising out of (i) any casualty (including, without limitation, fire, theft, earthquake, or flood) occurring to the Selected Assets prior to the Actual Closing date, (ii) any claim or suit alleging or based on wrongful acts or omission of Seller occurring prior to the Actual Closing Date, (iii) employee related claims or suits based upon events occurring prior to the Actual Closing Date, and (iv) other claims or suits which relate to Seller's ownership, occupancy, or operation of the Facility and which are based upon events prior to the Actual Closing Date.


     2.2  Actions at the Closing.  At the Closing:

          2.2.1 Purchaser will deliver a cashier's check or proof of wire transfer payable to the Seller pursuant to Sections 1.5 and 1.6 hereof;

          2.2.2     Purchaser will deliver the Warrant
     Certificate to Seller pursuant to Sections 1.5 and 1.6 hereof;

          2.2.3 Seller will execute and deliver to the Purchaser a bill of sale and assignment of assets and all other affidavits, bills of sale, endorsements, assignments and other instruments as necessary or appropriate in Purchaser's reasonable discretion to sell, convey, assign, transfer and deliver to Purchaser good title, free and clear of all liens or encumbrances, to all the Selected Assets and the Assumed Contracts to evidence the due execution, delivery and performance of the Agreement and satisfaction of the conditions and obligations of the Seller hereunder; and

          2.2.4 Seller will deliver to Purchaser an opinion letter of Seller's counsel in form and substance as reasonably required by Purchaser.

          2.2.5 Seller will deliver to Purchaser duly executed landlord's consents and estoppel certificates signed by the landlord and tenant of the leases described in Section 1.2.1, which documents will be in form and substance reasonably satisfactory to counsel for Purchaser.

          2.2.6 Purchaser will deliver to Seller an opinion letter of Purchaser's counsel regarding the authority of Purchaser to enter into this Agreement, in form and substance reasonably satisfactory to Purchaser's counsel.

     Simultaneously with the Closing, Seller, through its officers, agents and employees, shall put Purchaser into full possession and enjoyment of the Selected Assets and Assumed Contracts to be conveyed and transferred by this Agreement.


3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

     3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to, and is entitled to, carry on the Business as now conducted and to own or lease the Selected Assets and properties represented by the Assumed Contracts. To the best of Seller's knowledge without independent investigation, Seller is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure so to be qualified would not have a material adverse effect on the Business, Selected Assets or Assumed Contracts.

     3.2 Authority. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Seller. Seller will deliver to Purchaser at Closing such corporate resolutions and other documents reasonably required by Purchaser to evidence Seller's authority to consummate this transaction.

     3.3 Effect of Agreement. The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a material breach of, constitute a material default under or material violation of, or result in the creation of any lien, charge or encumbrance against the Selected Assets or Assumed Contracts pursuant to any provision of the Articles of Incorporation or Bylaws of Seller, and to the best knowledge of Seller, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting Seller, the Selected Assets or Assumed Contracts, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration, or cancellation, in or with respect to any of the Selected Assets or Assumed Contracts. Except as specifically disclosed by Seller to Purchaser in writing with respect to the Assumed Contracts, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Seller to permit the consummation of the transactions contemplated by this Agreement, including the transfer to Purchaser of all right, title and interest in and to the Selected Assets, free and clear of any liens.

     3.4 Title to Selected Assets. Except for the liens evidenced by UCC-1 Financing Statements in favor of Seagate Technology, Inc. and Imperial Bank, Seller has good and marketable title to all of the Selected Assets, all of the Selected Assets are free and clear of restrictions on or conditions to transfer or assignment. At the Closing and effective as of the Effective Closing Date, Seller will sell, convey, assign, transfer and deliver to Purchaser good title to all of the Selected Assets free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions. Seller will warrant and defend the title to the Selected Assets against the claims of all persons whomsoever. All of the Selected Assets are located at the facility located at 110 Knowles Drive, Los Gatos, CA.

     3.5 Litigation. There is no action, suit, or investigation in progress or pending before any court or governmental agency against Seller in connection with the Selected Assets or Assumed Contracts, nor to Seller's knowledge after due inquiry, is there any basis for any such claim, suit or other proceeding. There is no suit, action, investigation or other proceeding commenced, pending or, to Seller's knowledge, threatened against or affecting Seller in any court or before any tribunal or governmental body, in which it is sought to restrain or prohibit the ability of Seller to perform the material obligations required of it under this Agreement or the consummation of the transactions contemplated herein.

     3.6 Intellectual Property. Seller owns undisputed title to the intellectual property set forth on Schedule 1.1.4 ("Intellectual Property") free and clear of any third party liens, encumbrances, charges or ownership claims. Seller has taken all necessary steps to protect its proprietary, confidential and trade secret rights regarding the Intellectual Property and, none of such rights has heretofore been assigned, transferred, licensed or otherwise made available to any third party. No proceedings have been instituted or threatened, nor has any claim been made, against Seller alleging any such infringement or violation of the Intellectual Property. For the intellectual property which Seller uses, but does not own, if any, Seller is licensed to use and transfer such intellectual property and is not in breach of, or default under, such license agreements and no breach or default will occur as a result of the transactions contemplated herein. True and accurate copies of any such agreements are set forth in Schedule 1.2.5. To the best of Seller's knowledge, Seller is not infringing on the patent, trademark, copyright or other trade secret rights of any third party and Seller has not done anything or failed to do anything that could invalidate or adversely affect the enforceability of Seller's rights to the Intellectual Property.

     3.7 Employees. Schedule 3.7 contains a list of the names, titles, job description, aggregate annual compensation and a description of any benefits of all persons employed by Seller ("Business Employees"). Seller has no written employment agreements with any of the Business Employees except as set forth on Schedule 3.7.

     3.8 Brokers or Finders. Seller is not obligated, directly or indirectly, to any person for brokerage or finders' fee, agents' commissions or any similar charges in connection with this Agreement except Broadview Associates, L.L.C. ("Broadview"). Seller is solely responsible for paying the commission to Broadview pursuant to the terms of a separate listing agreement and only in the event of a fully consummated closing.

     3.9 Financial Information. Seller has previously furnished to Purchaser true and correct copies of the audited financial statements of Seller covering the period from January 1, 1993, through December 31, 1995, and unaudited financial statements for January 1, 1996 through September 30, 1996 (the "Financial Information"). The Financial Information is accurately derived from the financial books and records of Seller and fairly presents the results of operations and the financial condition purported to be reflected therein in conformity with Seller's internal financial reporting standards consistently applied.

     3.10 Operation in the Ordinary Course. Since December 31, 1995 the Business has been operated, and, as of the Effective Closing Date will have been operated, in the ordinary course, except to the extent that Purchaser has otherwise agreed (or may prior to the Actual Closing Date otherwise agree) in writing or as is expressly contemplated by this Agreement.

     3.11 Performance of Assumed Contracts. Seller is not in material default under, nor has it breached any provision of, any of the Assumed Contracts, or other obligation of the Seller, and there are no oral modifications or past practices inconsistent with the written terms of any of the foregoing.
All of the Assumed Contracts are presently in full force and effect. To the knowledge of Seller, the other parties to the Assumed Contracts have complied with their obligations thereunder and are not in breach thereof. Seller has fully performed each material term, condition and covenant of each of the Assumed Contracts required to be performed on or prior to the date hereof. Seller knows of no state of facts which, with the giving of notice or the passing of time, or both, would give rise to any default under the terms of any of the Assumed Contracts.

     3.12 Compliance with Law. To the best of Seller's knowledge, Seller's conduct of the Business does not violate, nor is the Seller in default under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, including, without limitation, civil rights legislation, equal employment opportunity legislation, occupational safety and health legislation, legislation pertaining to illegal bribes or kickbacks, and laws of foreign jurisdictions in which sales are made, and Purchaser will not after the Actual Closing Date incur any liability or obligation as a result of any such violation or default existing at the Effective Closing Date or arising or accruing thereafter but based upon conditions existing at the Closing. No expenditures are anticipated which are necessary or appropriate for the continuation of the Business in compliance with any such law, statute, rule, regulation, code, license, permit, guidelines, order, arbitration award, judgment or decree.

     3.13 Taxes. Except as disclosed to Purchaser in writing prior to Closing, there is no tax audit or examination now pending or, to the Seller's knowledge, threatened with respect to Seller. All taxes and assessments which Seller was or is required by law to withhold or collect, including without limitation state sales and use taxes, have been and are being withheld or collected by it and have been paid over to the proper governmental authorities or, if not yet due, are being held by Seller for such payment. All such taxes and assessments which are not yet due will be paid as they become due. All tax returns which Seller is required to file for periods prior to the date hereof have been or will be filed by Seller and all such tax returns are correct to the best of Seller's knowledge.

     3.14 Licenses and Permits. Seller holds all necessary licenses and permits required by federal, state or local governmental agencies for the operation of the Business.

     3.15 Labor Contracts. Seller is not now, nor has it ever been, a party to any collective bargaining agreement or bound to any other agreement with a labor union. To the best of Seller's knowledge, there are no investigations pending, nor are there any uncorrected or unresolved citations, complaints or charges issued by any agency responsible for administering or enforcing laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the best knowledge of Seller's knowledge, are any such investigations, citations, complaints or charges threatened.

     3.16 Accounts Receivable. To the best knowledge of Seller, all of the accounts receivable listed on Schedule 1.1.6 and all accounts receivable arising after the date of this Agreement are collectible in full in the ordinary course of Seller's business within 90 days of the date of Seller's invoice.

     3.17 Insurance. Copies of the policies of insurance maintained by Seller on the Selected Assets are set forth on
Schedule 3.17 attached hereto. All of such insurance is currently in effect and will be maintained by Seller pursuant to its terms at all times prior to the Actual Closing Date.

     3.18 Accuracy of Information Furnished. No representation or warranty by Seller in this Agreement, and no schedule, certificate or document furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any knowingly untrue statement of fact, or omits or will omit to state a material fact necessary to make the statements herein or therein accurate and not misleading. All schedules, certificates, and documents attached hereto or furnished or to be furnished to Purchaser pursuant to this Agreement are true, correct and complete in all respects.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

     4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Purchaser is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure so to be qualified would not have a material adverse effect on the business or assets of Purchaser.

     4.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Purchaser. Purchaser shall deliver to Seller at Closing a corporate resolution authorizing Purchaser to consummate this transaction.

     4.3 Effect of Agreement. The execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Articles of Incorporation or Bylaws of Purchaser, and to the best knowledge of Purchaser, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting Seller. Except as specifically disclosed by Purchaser to Seller in writing, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Purchaser to permit the consummation of the transactions contemplated by this Agreement.

     4.4 Brokers or Finders. Purchaser is not obligated directly or indirectly, to any person for brokerage or finders' fee, agents' commissions or similar charges in connection with this Agreement.

     4.5 Litigation. There is no suit, action, investigation or other proceedings commenced, pending or, to Purchaser's knowledge, threatened against or affecting Purchaser in any court or before any tribunal or governmental body, in which it is sought to restrain, prohibit or adversely affect the ability of Purchaser to perform the obligations required of it under this Agreement or the consummation of the transactions contemplated herein.

5. COVENANTS OF SELLER. Seller covenants and agrees as follows:

     5.1 Operation of Business Prior to Actual Closing Date. During the period from the date of this Agreement up to the Actual Closing Date, Seller shall (i) use the Selected Assets in the usual, regular and ordinary course and in substantially the same manner as heretofore used, (ii) preserve existing business relationships with Business Employees and others directly involved with the Business, (iii) conduct the Business in compliance with all applicable laws and regulations, (iv) maintain existing insurance against loss or damage to the Selected Assets and such other insurance with respect to the Selected Assets as has heretofore been maintained, (v) not sell, dispose of or encumber or enter into any agreement for the sale, disposition or encumbrance of, all or any part of the Selected Assets, except in the ordinary course of business, (vi) not enter into any employment contract with a Business Employee or increase the annual compensation of a Business Employee, (vii) perform in all material respects all of its obligations under the Assumed Contracts, (viii) not voluntarily take action which would make the representations and warranties contained in
Section 3 untrue, (ix) preserve the good will of suppliers, customers and others having a business relationship with the Business, and (x) not change its credit criteria and vigorously pursue collection of its accounts receivable that are more than 60 days past due. Seller will not enter into any contract or commitment with respect to the Business, the Selected Assets, or the Assumed Contracts, not in the ordinary course of business, without Purchaser's prior written consent.

     5.2 Access and Assistance. From the date of execution of this Agreement and up to the Actual Closing Date, Seller shall make immediately available to and allow Purchaser and its authorized agents access to Seller's business and records and shall cause the Seller's employees and agents to reasonably cooperate with Purchaser in an examination of the Selected Assets and Assumed Contracts and to disclose to and discuss with Purchaser the financial condition and business operations of the Business.

     5.3 No Actions to Make Representations and Warranties Untrue. Seller shall not take any action that would result in any of the representations and warranties of Seller set forth in this Agreement becoming materially untrue or in any of the conditions of the Closing set forth in Section 9 not being satisfied.

     5.4 Legal Requirements. Seller will comply promptly with all legal requirements which may be imposed on Seller with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to the Purchaser in connection with any such requirements imposed upon the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. Seller will obtain (and will cooperate with the Purchaser in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made by Seller (or by the Purchaser) in connection with the taking of any action contemplated by this Agreement.

     5.5 Consummation of Transaction. Seller will execute and deliver, or cause to be executed and delivered, such affidavits, bills of sale, endorsements, assignments, consents and other instruments in form and substance reasonably required by Purchaser to put Purchaser in possession of the Selected Assets and Assumed Contracts acquired hereunder.

     5.6  Employment by Purchaser of Business Employees.

          5.6.1 Negotiation with Business Employees. Purchaser may negotiate with and enter into employment relationships with Business Employees contingent upon the consummation of this transaction. Seller shall take all steps reasonably necessary to assist Purchaser in hiring and retaining the services of current Business Employees whom Purchaser desires to employ. All Business Employees will remain on Seller's payroll, through and including the Actual Closing Date, unless they voluntarily terminate their employment or are earlier hired by Purchaser.

          5.6.2 No Obligation to Hire Business Employees. Seller understands and agrees that (a) Purchaser is under no obligation to offer employment with Purchaser to any employees of Seller, (b) it is within the sole discretion of Purchaser to determine to whom offers of employment with Purchaser will be extended and from whom such offers will be withheld, (c) it is within the sole discretion of Purchaser to determine the terms of employment to be offered to such employees, and (d) those employees of Seller who are given offers of employment with Purchaser will become immediately upon their acceptance of such offers new employees of Purchaser for all purposes, including but not limited to that of determining their eligibility for Purchaser's employment benefits.


          5.6.3 No Third-Party Beneficiaries. The covenants of Purchaser and Seller in this Section 5.6 shall not create any right in any Business Employee or his or her heirs, executors, beneficiaries, or personal representatives.

     5.7 Due Diligence/Confidentiality. From the date of execution of this Agreement and up to the Actual Closing Date, Purchaser, its attorneys, accountants and representatives will have access to all information relevant to the business, operations, accounts, records, contracts, inventory, fixed assets and customers of Seller and the Business; including without limitation, copies of Deloitte-Touche's work papers relating to Seller and the Business. Purchaser acknowledges that its satisfactory completion of due diligence is not a pre-condition to the Closing. In the event that the transactions contemplated by this Agreement are not consummated, all copies of documents and other records will be returned to the party which supplied such information and no written or electronic form of such information will be retained by either party.

     5.8 Discharge of Debts. Prior to the Actual Closing Date, and excluding only the Line of Credit described in Section 1.4.4 and the Promissory Note described in Section 1.4.5, Seller shall promptly pay when due its debts, liabilities and obligations associated with the Selected Assets and the Assumed Contracts, or shall obtain full releases from the same or make sufficient provisions to pay the same or to be released therefrom.

     5.9 Notice of Certain Events. Seller shall promptly notify Purchaser of any material adverse change to the Selected Assets, Assumed Contracts or Seller's ability to consummate the transactions contemplated hereby which occur subsequent to the date of execution of this Agreement and prior to the Actual Closing Date.

     5.10 Waiver of Bulk Sales Notice Compliance. Purchaser waives compliance with the notice and other provisions of any laws relating to bulk sales and bulk transfer of assets which may be applicable to the transactions contemplated by this Agreement. Seller agrees to pay all valid accounts payable that are not listed on Schedule 1.4.3 and to indemnify Purchaser as provided in Section 11 of this Agreement for any damage, loss, cost, or expense (including reasonable attorneys' fees), incurred by Purchaser as a result of such accounts payable or Seller's failure to comply with the provisions of the Uniform Commercial Code or other applicable statutes or laws of any jurisdiction relating to the bulk transfer of property.

     5.11 Subsequent Actions. At any time, and from time to time, after the Closing, Seller shall, promptly upon request by Purchaser, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably request in order more effectively to transfer, convey and assign to Purchaser, or to confirm Purchaser's title to, the Selected Assets and Assumed Contracts, to put Purchaser in possession and control thereof and to assist Purchaser in exercising all rights with respect thereto. All such documents shall be in form reasonably satisfactory to Seller's legal counsel.

     5.12 Tax Returns; Taxes. Seller agrees to continue to timely file within the time period for filing, or any extension granted with respect thereto, all federal, state, local and other returns and reports relating to any and all taxes required to be filed by it before the Actual Closing Date and to pay all taxes due pursuant to such returns and reports.

     5.13 Payment of Transfer Taxes. Seller and Purchaser, equally, shall pay when due all Transfer Taxes arising in connection with the sale of the Selected Assets and Assumed
Contracts to Purchaser.

     5.14 Covenant Not to Compete. For a period of three years from the Effective Closing Date, Seller, its affiliates, and each of them shall not, individually or collectively, anywhere in the world,

          5.14.1 directly or indirectly compete with Purchaser in the Business, carry on or engage in a business similar to the Business, compete with Purchaser in the Business, or engage, directly or indirectly, in any business in competition with the Purchaser in the Business, directly or indirectly through any person or entity, or in any capacity, including, without limitation, agent, lender, trustee, consultant, shareholder, director, officer, employee or partner;

          5.14.2 perform any services as employee, consultant, or otherwise, for any person, firm, partnership, joint venture, corporation or other entity that competes with Purchaser in the Business;

          5.14.3 employ, solicit for employment, or advise or recommend to any other person that such person employ, or solicit for employment, any present employee of Seller without Purchaser's prior written consent, which will not be unreasonably withheld;

          5.14.4 solicit customers of the Business as conducted by the Seller; provided, however, that Seller may solicit customers of the Business so long as such solicitation is solely for the purpose of selling goods or services not sold or offered by Purchaser; or

          5.14.5 deal with, invest in, lend money to, guarantee loans of, make gifts to, advise, or by any other means assist any other person or entity to so compete with Purchaser in the Business.

     For purposes of this Agreement, the term "affiliates" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Seller. "Affiliates" shall not be deemed to include shareholders of Seller.

     Seller and its officers, directors and shareholders, jointly and severally, further agree that, for a period of three years from the Effective Closing Date, they will not disclose to anyone other than Purchaser any trade secrets or confidential information about the Business or affairs of the Business not generally available to the public, including without limitation, information relating to the actual and potential customers of the Business and their needs and requirements for products manufactured or supplied by the Business, unless they are required by court order to disclose any such information in response to discovery, in which case they will use reasonable efforts to obtain protective orders.

     Seller acknowledges that the duration and geographic scope of this covenant not to compete is reasonable and that this covenant not to compete is a material inducement to Purchaser entering into this Agreement. If for any reason any court of competent jurisdiction shall find the provisions of this Section
5.14 unreasonable in duration or in geographic scope, the prohibitions herein shall be restricted to such time and geographic areas as such court determines to be reasonable.

     Seller, its affiliates and shareholders, jointly and severally, recognize that any breach of this Section 5.14 by any of them is likely to result in irreparable injury to Purchaser and agree that Purchaser shall be entitled, if it so elects, to institute and prosecute proceedings, either in law or in equity, to obtain damages for any breach of this Agreement by any of them, or to enjoin any of them from activities in violation of this Agreement. The rights and remedies provided in this section in favor of Purchaser shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights and remedies available to Purchaser under this Agreement, the instruments and agreements delivered pursuant to this Agreement, any statute, or at law or in equity.

6. COVENANTS OF PURCHASER. Purchaser covenants and agrees as follows:

     6.1 No Actions to Make Representations and Warranties Untrue. The Purchaser shall not take any action that would result in any of the representations and warranties of the Purchaser set forth in this Agreement becoming materially untrue or in any of the conditions to the Closing set forth in Section 8 not being satisfied.

     6.2 Compliance with Legal Requirements. The Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Seller in connection with any such requirements imposed upon Seller in connection with the consummation of the transactions contemplated by this Agreement. The Purchaser will take all reasonable actions necessary to obtain (and will cooperate with Seller in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by the Purchaser or by nStor Technologies, Inc. (or by Seller) in connection with the taking of any action contemplated by this Agreement.

7.   ADDITIONAL AGREEMENTS.

     7.1 Public Disclosure. Except as and to the extent required by law or to communicate with their respective attorneys and consultants, without the prior written consent of the other party, neither Purchaser nor Seller shall, and each shall direct its representatives not to, directly or indirectly, make any comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of, discussions regarding a possible transaction between the parties hereto or any of the terms, conditions or other aspects of the transactions contemplated by this Agreement. Seller acknowledges that Purchaser will publicly disclose the existence of this Agreement once it has been fully executed by the parties.

     7.2 Expenses. Except as otherwise provided in this Agreement, each party will bear its expenses incident to the negotiation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, all fees of its legal counsel, accountants and consultants, whether or not such transactions are consummated.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller.

     8.1 Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct on and as of the Actual Closing Date as though such representations and warranties were made on and as of such date and Purchaser shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Actual Closing Date.

     8.2 Certificate. Seller shall have been provided with a certificate executed by the President, Chief Executive Officer or Chief Financial Officer of Purchaser to the effect that, as of the Actual Closing Date:

          8.2.1 all representations and warranties made by Purchaser under this Agreement are true and complete; and

          8.2.2 all covenants, obligations and conditions of this Agreement to be performed by Purchaser on or before such date have been so performed.

     8.3 Governmental Approvals. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

     8.4 Closing Documents. Seller shall have received, in form and substance reasonably satisfactory to Seller and its counsel, all closing documents required to be delivered to it pursuant to this Agreement.

     8.5 No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any government entity, domestic or foreign, to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation of the transactions contemplated hereby.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser.

     9.1 Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct on and as of the Actual Closing Date as though such representations and warranties were made on and as of such date and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Actual Closing Date.

     9.2 Certificate. Purchaser shall have been provided with a certificate executed by the President, Chief Executive Officer or Chief Financial Officer of Seller to the effect that, as of the Actual Closing Date:

          9.2.1 all representations and warranties made by Seller under this Agreement are true and complete; and

          9.2.2 all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed.

     9.3 Governmental Approvals. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

     9.4 Closing Documents. Purchaser shall have received, in form and substance reasonably satisfactory to Purchaser and its counsel, all closing documents required to be delivered to it pursuant to this Agreement.

     9.5 No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any government entity, domestic or foreign, to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation of the transactions contemplated hereby.

     9.6 Third Party Consents. Purchaser shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in order to permit the sale, conveyance, assignment, transfer and delivery of all the Selected Assets and Assumed Contracts to Purchaser.

     9.7 Assignment of Lease. Purchaser shall have accepted an assignment of the leases for the Business facilities described in Section 1.2.1, and the necessary consents of the respective landlords shall have been obtained.

     9.8 Certificates. Seller shall have obtained certificates of good standing from California Secretary of State as to the good standing of the Seller and from the California Franchise Tax Board as to due payment by Seller of all taxes due, and shall have provided Purchaser with true and correct certified copies thereof. In addition, Seller shall provide Purchaser with true and correct certified tax clearance certificates from the appropriate agencies of all states in which Seller is registered to act as a tax collecting agent, and such other states as are reasonably requested by Purchaser that all sales taxes and other taxes owed by Seller and relating to the Business, the Selected Assets and the Assumed Contracts have been paid. Notwithstanding the foregoing, Purchaser acknowledges that the "no tax due" certificate from the California Board of Equalization may not be obtained by Seller prior to Closing and consents to such certificate being provided post-Closing. Seller agrees to use its best efforts to obtain such certificate as soon as possible.

     9.9  No Material Adverse Change.  Since the Effective
Closing Date, there shall have been no material adverse change in the condition, financial or otherwise, of the Business, the Selected Assets, the Assumed Contracts, or the Seller.

     9.10 Sales, Use and Ad Valorem Taxes. Seller shall pay (i) all federal, state, county and city sales, use and similar transfer taxes relating to the Business prior to Closing; and
(ii) ad valorem taxes relating to the Selected Assets and Assumed Contracts prorated based on the assessment period prior to the Effective Closing Date. Subject to Section 2.1 above, it is the express intention of the parties hereto that Purchaser shall incur no federal, state or local tax liability as a result of the operation of the Business prior to the Effective Closing Date, and that Seller shall incur no federal, state or local tax liability as a result of Purchaser's operations of the Business after the Effective Closing Date.

     9.11 Norbert Witt. Purchaser shall have entered into an Employment Agreement, Employee Proprietary Information Agreement and Non-Competition Agreement with Norbert Witt containing terms and provisions which are acceptable to Purchaser in its reasonable discretion.

     9.12 Silicon Graphics License. Purchaser shall have entered into a license agreement with Silicon Graphics
Incorporated (or accepted an assignment of Seller's license) containing terms and provisions acceptable to Purchaser in its sole discretion.


10.  TERMINATION.

     10.1 Agreement Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Actual Closing Date:
(a) by Seller or Purchaser if any condition precedent has not been satisfied or waived or if there has been a material misrepresentation, breach of warranty, or breach of covenant by the other in any of its representations, warranties or covenants set forth herein; or (b) by mutual written agreement of the parties hereto. If the Actual Closing Date does not occur by December 31, 1996, this Agreement shall terminate effective as of 5:00 p.m. (E.D.T.) on such date, unless such date is extended by mutual written agreement of the parties hereto, in which case this Agreement shall terminate on the date selected by the parties for such extension, at the aforementioned time of day.

     10.2 Effect of Termination. If this Agreement shall be terminated as provided in Section 10.1, the obligations of the parties hereunder shall terminate without liability of any party to any other party except as otherwise expressly set forth herein.

     10.3 Risk of Loss. Until the Actual Closing Date, all Selected Assets shall remain at the risk of Seller. In the event that prior to completion of the Closing any Selected Asset is damaged, destroyed or lost, or the value of any Selected Asset is materially diminished, Purchaser, at is option, may (a) terminate this Agreement, (b) reduce the Purchase Price by the value thereof, if destroyed or lost, or by the cost of repair, if damaged, or (c) complete the purchase without reduction of the Purchase Price and take an assignment of all insurance proceeds and other payments to Seller as a result of such damage, destruction or loss.

11.  INDEMNIFICATION.

     11.1 Indemnification by Seller. Subject to the terms and conditions of this Article 11, Seller shall indemnify and save Purchaser, its shareholders, officers, directors or employees (collectively, the "Purchaser" as used in this Article 11) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against Purchaser, the Selected Assets or the Assumed Contracts due to or resulting from:

          11.1.1 the inaccuracy or breach of any representation or warranty of Seller given in or pursuant to this Agreement;

          11.1.2 any breach or default in the performance by Seller of any of its covenants, obligations or agreements in or pursuant to this Agreement;

          11.1.3 any liability or obligation of Seller not expressly assumed by the Purchaser pursuant to this Agreement, including without limitation, the matters described in Section 2.1 above;

          11.1.4 the ownership, conduct or operation of the Business or the ownership or use of the Selected Assets or Assumed Contracts at any time prior to the Effective Closing Date, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Effective Closing Date and relating to the operation or conduct of the Business or the ownership or use of the Selected Assets or Assumed Contracts other than any liability or obligation of Seller expressly assumed by Purchaser pursuant to this Agreement; and

          11.1.5 tax liabilities pertaining to operations of the Business prior to the Closing.

The foregoing are collectively referred to as "Indemnifiable Damages"; provided however, that Purchaser shall not assert a claim against Seller for Indemnifiable Damages unless the aggregate of such damages exceeds $50,000.00 (the "Indemnity Threshold"). In the event the aggregate amount of claims exceeds the Indemnity Threshold then Purchaser shall be entitled to recover from Seller all of its Indemnifiable Damages.

     11.2 Indemnification by Purchaser. Subject to the terms and conditions of Section 2.1 above and of this Article 11, Purchaser shall indemnify and save Seller, its shareholders, officers, directors or employees (collectively, the "Seller" as used in this Article 11) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against Seller, due to or resulting from: (i) Purchaser's ownership or use of the Selected Assets or Assumed Contracts at any time after the Effective Closing Date; (ii) any incident, occurrence, condition or claim existing, arising or accruing after the Effective Closing Date and relating to Purchaser's ownership or use of the Selected Assets or Assumed Contracts; (iii) Purchaser's default of any of its obligations under the Assumed Liabilities or (iv) a breach by Purchaser of any of its representations, warranties or covenants contained in this Agreement.

The foregoing are collectively referred to as "Indemnifiable Damages"; provided however, that Seller shall not assert a claim against Purchaser for Indemnifiable Damages unless the aggregate of such damages exceeds $50,000.00 (the "Indemnity Threshold"). In the event the aggregate amount of claims exceeds the Indemnity Threshold, then Seller shall be entitled to recover from Purchaser all of its Indemnifiable Damages; provided, however, that Purchaser's liability under this Section 11.2 shall not exceed $200,000.00.

     11.3 Procedure for Making Claims. If and when a party (the "Indemnified Party") desires to assert a claim for Indemnifiable Damages against the other party (the "Indemnifying Party") pursuant to the provisions of this Article 11, the Indemnified Party shall simultaneously deliver to the Indemnifying Party, reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by its president (the "Notice of Claim"): (i) stating that the Indemnified Party has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to this Article 11 and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed. If the Indemnifying Party shall object to such Notice of Claim, it shall deliver written notice of objection (the "Notice of Objection") to the Indemnified Party within fifteen
(15) days after delivery of the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnifying Party objects to all or only a portion of the matter described in the Notice of Claim. If the Notice of Objection shall not have been so delivered within such fifteen (15) day period, the Indemnifying Party shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be promptly paid to the Indemnified Party, without the necessity of further action. If the Indemnifying Party shall make timely objection to a claim or claims set forth in any Notice of Claim, and if such claim or claims shall not have been resolved or compromised within sixty
(60) days from the date of delivery of the Notice of Objection, then such claims shall be settled by arbitration pursuant to
Section 12.12 hereof. The arbitrators shall promptly obtain such information regarding the matter the arbitrators deem necessary and shall decide the matter and render a written award which shall be delivered to the parties. Any award shall be a conclusive determination of the matter and shall be binding upon the parties. If, by arbitration, it shall be determined that the Indemnified Party shall be entitled to any Indemnifiable Damages by reason of its claim or claims, the Indemnifiable Damages so determined shall be paid by the Indemnifying Party in the same manner as if it had not delivered a Notice of Objection.

     11.4 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Indemnified Party which, if successful, might result in an obligation of the Indemnifying Party to pay Indemnifiable Damages and which can be remedied to the sole satisfaction of the Indemnified Party by the payment of money damages without further adverse consequence to the Indemnified Party, the Indemnifying Party, at its sole expense, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnified Party, but only if and so long as: (i) the Indemnifying Party diligently pursues the defense of such claim; and (ii) the Indemnifying Party acknowledges to the Indemnified Party in writing that the claim, if resolved or settled adversely to the Indemnified Party, is one for which the Indemnifying Party is obligated to indemnify the Indemnified Party hereunder. If Indemnifying Party fails or is unable to so elect to assume the primary defense of any such claim, the Indemnified Party may (but need not) do so; in which event the Indemnified Party may defend, settle or compromise the claim, at the expense and cost of the Indemnifying Party, in any such manner as the Indemnified Party reasonably deems appropriate.

     11.5 Holdback. As security for the indemnities set out in this Section 11, but without limitation of Seller's liability under this paragraph, Purchaser will retain out of the cash portion of the purchase price payable under Section 1.5, the sum of $300,000.00, which shall be held in escrow pursuant to the terms of the escrow agreement attached hereto as Schedule 11.5.

     Nothing in this paragraph will be construed as limiting the liability of Seller under this agreement to the escrowed funds deposited under this paragraph, nor will that amount be considered as liquidated damages for any breach under this Agreement.

     11.6 Survival of Indemnification. Seller's obligation to pay Indemnifiable Damages arising out of claims described in
Section 11.1 hereof shall survive the Closing as follows:

          11.6.1 Indemnifiable Damages relating to claims described in Sections 11.1.1 and 11.1.4 shall be limited to an aggregate amount of $200,000.00 and to claims asserted within one (1) year after the Actual Closing Date.

          11.6.2 Indemnifiable Damages relating to claims described in Sections 11.1.2 and 11.1.5 shall be limited to the Purchase Price and shall survive the closing of this transaction indefinitely.

          11.6.3 Indemnifiable Damages relating to claims described in Section 11.1.3 shall be unlimited in amount and shall survive the Closing of this transaction indefinitely.

12.  MISCELLANEOUS PROVISIONS.

     12.1 Survival of Representations, Warranties and Covenants.
Except as otherwise specifically set forth herein, the respective representations, warranties and covenants of each party hereto contained herein shall survive the Closing.

     12.2 Assignment, Successors and Assigns.

          12.2.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; subject only to the provisions of California Corporations Code Section 2011.

          12.2.2 Neither party to this Agreement may assign its rights and obligations hereunder without the other party's prior written consent. Notwithstanding the foregoing, Purchaser shall have the absolute right to assign its rights and obligations under this Agreement to nStor Technologies, Inc., or any subsidiary of nStor Technologies, Inc.

     12.3 Notices. All notices or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by Federal Express or other overnight courier, personal delivery or certified or registered air mail, addressed as follows:


If to Seller or     Parity Systems, Inc.
Shareholder:        110 Knowles Drive
                    Los Gatos, California  95030
                    Attn:  Norbert Witt, President

with a copy to:     Thoits, Love, Hershberger & McLean
                    Professional Corporation
                    245 Lytton Avenue, Suite 300
                    Palo Alto, California  94301
                    Attn: Stephen A. Dennis, Esquire

If to Purchaser:    nStor Corporation, Inc.
                    450 Technology Park
                    Lake Mary, Florida  32746
                    Attn:  R. Daniel Smith, President

with a copy to:     Thomas R. Harbert, Esquire
                    Mateer & Harbert, P.A.
                    225 E. Robinson St., Suite 600
                    Orlando, Florida  32801

Any of the addresses or addressees set forth above may be changed from time to time by written notice from the party requesting the change.

     12.4 Alterations and Waivers. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.

     12.5 Governing Law. This agreement shall be construed, governed and enforced in accordance with the laws of the State of California, without reference to its choice of law provisions. The parties hereby acknowledge that jurisdiction and venue for any action or proceeding brought to enforce or interpret the terms of this Agreement shall lie in the state or federal courts sitting in Santa Clara County, California.

     12.6 Severability. In the event any provision of this Agreement or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement shall remain in full, force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

     12.7 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than Purchaser and Seller any legal or equitable right, remedy or claim under or with respect to this Agreement, the Selected Assets or the Assumed Contracts.

     12.8 Integration and Entire Agreement. This Agreement and the Schedules and other documents referred to herein set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained herein.

     12.9 Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts; each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     12.10 Headings. All Section headings and captions are inserted solely for convenience of reference, are not to be considered a part of this Agreement and shall not affect the meaning or interpretation hereof.

     12.11 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of thus Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     12.12 Arbitration. The parties agree to resolve all disputes arising under the terms of this Agreement which cannot be resolved by direct negotiation, by resort to the alternate dispute resolution procedures set forth in this section; provided, however, that either party may apply to a court of competent jurisdiction for the issuance of a temporary injunction in order to maintain the status quo ante during the pendency of alternate dispute resolution proceedings. The parties agree that the dispute will be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. If either party refuses to join in a request for the appointment of the mediator or arbitrator within ten days after notice from the other party, then the party giving notice may proceed with the application for the appointment of a mediator or arbitrator ex parte. The parties agree that the cost of mediation will be divided equally between them. The cost of arbitration will be divided equally between the parties, unless, the arbitrator, in its discretion, determines that the non-prevailing party should bear the cost of arbitration. The arbitrator may also have discretion to award attorneys' fees to the prevailing party.

     12.13     Further Assurances.  Seller agrees that
subsequent to the Closing it will, without additional consideration, execute and record such documents as Purchaser may reasonably request for the purpose of evidencing or perfecting all right, title and interest in and to the Selected
Assets and Assumed Contracts in Purchaser.

     12.14 Time of the Essence. It is understood and agreed that time is of the essence in the closing of this transaction and the performance of this Agreement.

     12.15 Attorney's Fees. In the event any action (including arbitration) is brought to enforce or interpret the terms and provisions of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses incurred in such action, including without limitation reasonable attorney's fees, from the non-prevailing party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

          "SELLER"

          PARITY SYSTEMS, INC., a
          California corporation


          By:     /s/ Norbert Witt
          Title:  President and Chief Executive Officer


          "PURCHASER"

          nSTOR CORPORATION, INC.
          a Delaware corporation


          By:     /s/ R. Dan Smith
          Title:  President and Chief Executive Officer